Exhibit 10.25

2nd AMENDMENT

to the LICENCE AGREEMENT of May 1, 2003

by and between FUJISAWA Deutschland GmbH, a corporation organized and existing pursuant to the laws of Germany and having its registered office at Berg-am-Laim-Strasse 129, 81673 München, Germany (hereinafter referred to as “F-DE”) and SALMEDIX, Inc., a corporation organized and existing pursuant to the laws of Delaware, having its principal office at 9380 Judicial Drive, San Diego, CA 92121, United States of America (hereinafter referred to as “SALMEDIX”).

F-DE and SALMEDIX mutually agree to amend the LICENCE AGREEMENT of May 1, 2003 between the parties hereto as follows:

1. AMENDMENT OF ARTICLE 2

The following Paragraph 1a) shall be inserted into Article 2:

“1a)	F-DE further grants to SALMEDIX the right and license under its Scientific Information and Data to perform clinical trials related to the Product within The Americas (Central and South America) and Australia.”

2. OTHER

Except as specifically provided in this Amendment, the LICENCE AGREEMENT of May 1, 2003, as amended of July 21, 2003, shall remain unchanged an continue in full force and effect as it is.

Munich, April 19, 2004 FUJISAWA DEUTSCHLAND GmbH	San Diego, SALMEDIX, INCORPORATED

/s/ W. Tinhof	/s/ David S. Kabakoff
Dr. W. Tinhof, President	David S. Kabakoff, Chairman and CEO

/s/ W. Schoch
W. Schoch, Executive Vice President